EXHIBIT 99.1
                                                                    ------------


             HOLLINGER INTERNATIONAL ANNOUNCES COMPLETION OF SALE OF
                   THE JERUSALEM POST AND THE JERUSALEM REPORT
                            TO MIRKAEI TIKSHORET LTD.


NEW YORK, NY, December 15, 2004 -- Hollinger International Inc. (NYSE:HLR) ("the Company") today announced the completion of the sale by its indirect subsidiary, American Publishing Holdings, Inc., of The Palestine Post Limited, the publisher of The Jerusalem Post and The Jerusalem Report, to Mirkaei Tikshoret Ltd., a leading publisher of newspapers in Israel. The purchase price was US$13.2 million in cash. This sale agreement resulted from the Company's previously announced, ongoing Strategic Process.

Gordon Paris, Interim Chairman and CEO of Hollinger International, stated, "We are delighted to announce the completion of the sale of The Jerusalem Post and The Jerusalem Report, which marks another significant action taken by the Company to ensure that Hollinger International is best positioned to deliver value to shareholders now and in the future."

Hollinger International Inc. is a newspaper publisher whose assets include The Chicago Sun-Times and a large number of community newspapers in the Chicago area as well as in Canada.

Mirkaei Tikshoret Ltd. is one of the largest media groups and publishers of newspapers in Israel, located in Tel-Aviv. Its holdings include, among other things, television stations, radio stations and broadcasting rights, daily newspapers in Russian and weekly and monthly magazines in both Hebrew and Russian.

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project, "will be," "will continue," "will likely result," "is subject to," or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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Hollinger International Contacts:

US/Canada Media
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK/Israel Media
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825

Mirkaei Tikshoret Contact:

Eyal Golan
Managing Director
972-3-627-2000

For further information:

US/Canada: Molly Morse, +1-212-521-4826, molly-morse@kekst.com,

UK/Israel: Jeremy Fielding, +1-212-521-4825, jeremy-fielding@kekst.com, both of Kekst and Company, for Hollinger International Inc.; or Eyal Golan, Managing Director of Mirkaei Tikshoret, +972-3-627-2000